INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation by reference in this Registration Statement of Hycor Biomedical, Inc. on Form S-8 of our report dated February 14, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle), appearing in the Annual Report on Form 10-K of Hycor Biomedical, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California
May 8, 2003